Adicet Reports First Quarter 2023 Financial Results and Provides Business Updates

On track to report additional efficacy, durability and safety data and provide a regulatory update and plan for ADI-001 pivotal program in 2Q 2023

Strong balance sheet with $231.6 million in cash, cash equivalents and investments as of March 31, 2023

Redwood City, Calif. and BOSTON – May 9, 2023 – Adicet Bio, Inc. (Nasdaq: ACET), a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer, today reported financial results and operational highlights for the first quarter ended March 31, 2023.

“We are excited about the continued clinical progress of our lead asset ADI-001,” said Chen Schor, President and Chief Executive Officer of Adicet. “In the second quarter, we plan to discuss with the FDA the path forward for a potential pivotal study for ADI-001 in post-CAR T large B-cell lymphoma patients and expect to initiate this study in the fourth quarter of 2023. We plan to report updated efficacy, durability and safety data from ADI-001’s ongoing Phase 1 trial, as well as provide an update on our meeting with the FDA in the second quarter of 2023. Additionally, Adicet is making steady advances in developing our early-stage pipeline candidates, including presenting promising data demonstrating preclinical proof-of-concept for our armored allogeneic gamma delta T cell therapy ADI-270 at ASGCT later this month. Further, we are on track to submit an IND for our novel CAd gamma delta T cell product candidate ADI-925 in the second half of this year.”

First Quarter 2023 and Recent Operational Highlights:

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Company remains on track to report additional efficacy, durability and safety data and provide a regulatory update and plan for ADI-001 pivotal program in the second quarter of 2023. In December 2022, Adicet reported interim safety and efficacy data from its ongoing Phase 1 study of ADI-001, the Company’s investigational therapy targeting CD20 for the potential treatment of relapsed or refractory B-cell non-Hodgkin's lymphoma (NHL). The Company is preparing to initiate its first potential pivotal study with ADI-001 in the fourth quarter of 2023.
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ADI-270 preclinical data at ASGCT. Adicet will present a preclinical data poster for ADI-270, an armored CD70-targeted allogeneic gamma delta chimeric antigen receptor (CAR) T cell development candidate, at the American Society of Gene and Cell Therapy (ASGCT) Annual Meeting on May 18, 2023. This

encouraging data demonstrates preclinical proof-of-concept for Adicet’s first-in-class development candidate specifically designed to address the needs of solid tumor indications with the addition of TGFb dominant negative receptor armoring and additional protection against host elimination.
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Continuing to advance new pipeline programs. In November 2022, Adicet presented preclinical data for four new CAR and CAd (chimeric antigen adaptor) gamma delta T cell programs targeting several hematologic and solid malignancies. The Company continues to advance these new pipeline programs and expects to submit an Investigational New Drug Application (IND) for ADI-925 in the second half of 2023.

Financial Results for First Quarter 2023:

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Research and Development (R&D) Expenses: R&D expenses were $26.8 million for the three months ended March 31, 2023, compared to $13.5 million during the same period in 2022. The $13.3 million increase is primarily driven by a $5.0 million increase in contract development manufacturing organization (CDMO) and other externally conducted research and development expense and a $4.1 million increase in payroll and personnel expenses resulting from an increase in overall headcount. There was also a $3.2 million dollar increase in allocated facility expenses and a $1.0 million increase in lab expenses. Payroll and personnel expenses for the three months ended March 31, 2023, includes $2.2 million of non-cash stock-based compensation expense compared to $1.7 million during the same period in 2022.
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General and Administrative (G&A) Expenses: G&A expenses were $6.6 million for the three months ended March 31, 2023, compared to $6.8 million during the same period in 2022. The $0.2 million decrease is primarily driven by a $0.9 million decrease in allocated facility and other costs, a $0.1 million decrease in stock-based compensation and a less than $0.1 million decrease in professional fees. The decrease was partially offset by a $0.7 million increase in payroll and personnel expenses. Payroll and personnel expenses for the three months ended March 31, 2023, includes $2.6 million of non-cash stock-based compensation expense compared to $2.6 million during the same period in 2022.
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Net Loss/Income: Net loss for the three months ended March 31, 2023 was $30.9 million, or a net loss of $0.72 per basic and diluted share, including non-cash stock-based compensation expense of $4.8 million, as compared to a net income of $4.6 million during the same period in 2022, or a net income of $0.12 per basic share and $0.10 per diluted share, including non-cash stock-based compensation expense of $4.4 million.

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Cash Position: Cash and cash equivalents were $231.6 million as of March 31, 2023, compared to $277.9 million during the same period in 2022. The Company expects that current cash and cash equivalents as of March 31, 2023, will be sufficient to fund its operating expenses into the first half of 2025.

About Adicet Bio, Inc.

Adicet Bio, Inc. is a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors (CARs) and chimeric antigen adaptors (CAds), to enhance selective tumor targeting and facilitate innate and adaptive anti-tumor immune response for durable activity in patients. For more information, please visit our website at https://www.adicetbio.com.

Forward-Looking Statements

This press release contains "forward-looking statements" of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995 relating to business and operations of Adicet. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: preclinical and clinical development of Adicet’s product candidates, including future plans or expectations for ADI-001, ADI-925, ADI-270 and Adicet’s preclinical programs; the potential safety, durability, tolerability and therapeutic effects of ADI-001; expected plans, progress and timing for the release of additional clinical data from Adicet’s ongoing Phase 1 trial of ADI-001 in relapsed/refractory NHL patients; initiation of a potentially pivotal study for ADI-001 in the fourth quarter of 2023; planned discussions with the FDA around our current and future preclinical and clinical programs; the planned timing and submission of regulatory filings, including the potential IND for ADI-925 in the second half of 2023 and other preclinical programs; and Adicet’s growth as a company, the contributions of its executive officers and expectations regarding its uses of capital, expenses and financial results, including the expected cash runway.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, Adicet’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; that positive results, including interim results, from a preclinical or clinical study may not necessarily be predictive of the results of future or ongoing studies; clinical studies may fail to demonstrate adequate safety and efficacy of Adicet’s product candidates, which would prevent, delay, or limit the scope of regulatory approval and commercialization; regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable; Adicet’s ability to meet production and product release expectations; the effect of COVID-19 on Adicet’s business and financial results, including with respect to disruptions to our preclinical and clinical trials, business operations, employee hiring and retention, and ability to raise additional capital. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Adicet’s most recent annual report on Form 10-K and our periodic reports on Form 10-Q and Form 8-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the SEC. All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

Adicet Bio, Inc.

Investor and Media Contacts

Anne Bowdidge

abowdidge@adicetbio.com

Janhavi Mohite

Stern Investor Relations, Inc.

212-362-1200

janhavi.mohite@sternir.com

ADICET BIO, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue—related party	$—	$24,990
Operating expenses:
Research and development	26,756	13,483
General and administrative	6,566	6,801
Total operating expenses	33,322	20,284
Income (loss) from operations	(33,322)	4,706
Interest income	2,666	32
Interest expense	(19)	(18)
Other expense, net	(206)	(102)
Income (loss) before income tax provision	(30,881)	4,618
Income tax provision	—	—
Net income (loss)	$(30,881)	$4,618
Net income (loss) per share attributable to common stockholders, basic	$(0.72)	$0.12
Net income (loss) per share attributable to common stockholders, diluted	$(0.72)	$0.10
Weighted-average common shares used in computing net income (loss) per share attributable to common stockholders, basic	42,955,688	39,823,246
Weighted-average common shares used in computing net income (loss) per share attributable to common stockholders, diluted	42,955,688	45,958,941

ADICET BIO, INC.

Consolidated Balance Sheet Information

(in thousands)

(unaudited)

	March 31,	December 31,
	2023	2022
Cash and cash equivalents	$231,640	$257,656
Working capital	216,713	241,331
Total assets	304,974	330,690
Accumulated deficit	(268,995)	(238,114)
Total stockholders’ equity	266,215	292,338